Exhibit 23.2


August 4, 2010


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Metro One Development, Inc. of our audit report, dated July 28, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of July 31, 2009 which appears in the Annual Report.



De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
August 4, 2010


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